Exhibit 10.38

EXECUTION VERSION
AMENDMENT NO. 1 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 3, 2019 (this “Agreement”), is made by and among MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (the “MVW Borrower” or the “Borrower Representative”), INTERVAL ACQUISITION CORP., a Delaware corporation (the “ILG Borrower” and together with the MVW Borrower, the “Borrowers” and each individually, a “Borrower”), each Lender and other Person executing this Agreement or consenting to this Agreement in writing by executing Refinancing Term Loan Commitments as a Refinancing Lender (as defined below), and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
The Borrowers, MVWC, the Lenders, and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of August 31, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).
The Borrowers have requested that the Lenders holding Initial Term Loans (collectively, the “Existing Term Lenders”), among other things, modify the interest rates applicable to the Initial Term Loans outstanding under the Credit Agreement, which modifications shall be effected by the exchange of Initial Term Loans for Refinancing Term Loans otherwise having, except as otherwise provided in this Agreement, the same terms as the Initial Term Loans, on the terms and conditions set forth herein.
Each Existing Term Lender executing and delivering a commitment (a “Refinancing Term Loan Commitment”) in substantially the form attached as Exhibit A hereto (or such other form as the Administrative Agent may approve) and electing the cashless settlement option therein (each such Lender in such capacity, a “Converting Lender” and, together with each other Person executing and delivering a Refinancing Term Loan Commitment, the “Refinancing Lenders”) shall be deemed to have exchanged the aggregate outstanding amount of its Initial Term Loans (or such lesser amount as the Lead Arrangers may allocate in connection with the syndication of the Refinancing Term Loans) under the Credit Agreement for an equal aggregate principal amount of 2019 Refinancing Term Loans (as defined below) under the Credit Agreement.
The Borrowers have requested that the Lenders consent to certain other modifications to the Existing Credit Agreement as provided for herein.
In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:
Section 1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is, as of the Amendment No. 1 Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Agreement, hereby amended as follows:

(a)Section 1.01 of the Existing Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:
“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of December 3, 2019, among the Borrowers, MVWC, the Administrative Agent and certain Lenders party thereto.
“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” under and as defined in Amendment No. 1.
(b)Section 2.14(b) of the Existing Credit Agreement shall be amended by replacing each reference to “Initial Term Loans” therein with “2019 Refinancing Term Loans”.
(c)The 2019 Refinancing Term Loans shall be deemed incorporated into the Credit Agreement mutatis mutandis as a new Class of Term Loans on the terms and conditions set forth in Section 2 of this Agreement.
(d)By execution and delivery by a Lender of a Refinancing Term Loan Commitment, such Lender (i) consents to the modifications to the Existing Credit Agreement and the other Loan Documents effected by this Agreement, including, as applicable, the exchange of such Lender’s Initial Term Loans for 2019 Refinancing Term Loans as contemplated hereby and (ii) waives (A) the Borrower’s obligation to indemnify the Existing Term Lenders against any funding loss or expense that may be payable to such Existing Term Lenders pursuant to Section 3.04 of the Existing Credit Agreement solely in connection with any prepayment (or deemed prepayment) of Initial Term Loans contemplated hereby and (B) the provisions of the Existing Credit Agreement requiring advance notice of any prepayment of the Initial Term Loans and/or any borrowing of Refinancing Term Loans or establishment of Incremental Facilities contemplated hereunder.
Section 2. Refinancing Term Loans.
(a)The Refinancing Term Loans effected hereby shall constitute a new Class of Term Loans under the Credit Agreement, which Class of Term Loans shall be titled “2019 Refinancing Term Loans” thereunder, and shall have the following terms and conditions:
(i)The Applicable Rate for the 2019 Refinancing Term Loans shall be (A) for Eurocurrency Rate Loans that are 2019 Refinancing Term Loans, 1.75% per annum and (B) for Base Rate Loans that are 2019 Refinancing Term Loans, 0.75% per annum. For the avoidance of doubt, the Eurocurrency Rate in respect of 2019 Refinancing Term Loans shall at no time be less than 0.00% per annum.
(ii)The Maturity Date in respect of the 2019 Refinancing Term Loans shall be the seventh anniversary of the Closing Date.

(iii)2019 Refinancing Term Loans borrowed, converted or exchanged under this Section 2 and repaid or prepaid may not be reborrowed. 2019 Refinancing Term Loans may be made and/or converted, as applicable, as Base Rate Loans or Eurocurrency Rate Loans, on the terms and conditions applicable to Term Loans under the Credit Agreement.
(iv)The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the Amendment No. 1 Effective Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all 2019 Refinancing Term Loans made on the Amendment No. 1 Effective Date and (B) on the Maturity Date for the 2019 Refinancing Term Loans, the aggregate principal amount of all 2019 Refinancing Term Loans outstanding on such date; provided that payments required by clause (A) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05 of the Credit Agreement.
(v)In the event that, on or prior to the date that is six (6) months after the Amendment No. 1 Effective Date, the Borrowers (x) make any prepayment of 2019 Refinancing Term Loans in connection with any Repricing Event or (y) effect any amendment of the Credit Agreement resulting in a Repricing Event, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the ratable account of each of the applicable Refinancing Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the amount of the 2019 Refinancing Term Loans being prepaid and (B) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable 2019 Refinancing Term Loans outstanding immediately prior to such amendment.
(vi)Except as otherwise expressly set forth herein, the 2019 Refinancing Term Loans shall have identical terms as the Initial Term Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents applicable to Initial Term Loans.
(vii)Each reference to a “Refinancing Term Loan” and “Term Loan” in the Credit Agreement or the other Loan Documents shall be deemed to include the 2019 Refinancing Term Loans and all other related terms will have correlative meanings mutatis mutandis.
(b)On the Amendment No. 1 Effective Date, upon the satisfaction of the applicable conditions precedent set forth in Section 3 of this Agreement:
(i)With respect to each Converting Lender, the outstanding amount of Initial Term Loans of such Converting Lender (or such lesser amount as the Lead Arrangers may allocate in connection with the syndication of the 2019 Refinancing

Term Loans) shall be deemed to be exchanged for an equal outstanding amount of 2019 Refinancing Term Loans under the Credit Agreement.
(ii)The exchange of outstanding Initial Term Loans for 2019 Refinancing Term Loans by Converting Lenders shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent.
(iii)Each Refinancing Lender other than a Converting Lender (except to the extent that a Converting Lender is purchasing 2019 Refinancing Term Loans in excess of its Initial Term Loans), and/or one or more Persons acting in the capacity as “fronting bank” on the behalf of such Refinancing Lenders, if any (each, a “Fronting Bank”), shall severally advance to the Borrower 2019 Refinancing Term Loans in U.S. Dollars on the Amendment No. 1 Effective Date in accordance with such Refinancing Lender’s Refinancing Term Loan Commitment or such lesser amount as the Lead Arrangers may allocate in connection with the syndication of the 2019 Refinancing Term Loans. In addition, one or more Persons acting in the capacity as an “additional bank”, if any (each, an “Additional Bank”), shall severally advance to the Borrower 2019 Refinancing Term Loans in U.S. Dollars on the Amendment No. 1 Effective Date in an amount equal to the amount of the Initial Term Loans held by Existing Term Lenders that do not execute and deliver a Refinancing Term Loan Commitment. In each case, such funding of 2019 Refinancing Term Loans shall be deemed, automatically and without further act by any Person, to constitute a simultaneous (i) Borrowing by the Borrower of Refinancing Term Loans under the Credit Agreement and (ii) prepayment of Initial Term Loans of Existing Term Lenders that (x) do not execute and deliver a Refinancing Term Loan Commitment or (y) execute and deliver a Refinancing Term Loan Commitment and elect the consent only option therein.
(iv)To the extent that one or more Persons makes any Refinancing Term Loans to the Borrower in the capacity of a Fronting Bank, promptly following the Amendment No. 1 Effective Date (but not later than 30 days following the Amendment No. 1 Effective Date), each Refinancing Lender (other than a Converting Lender (except to the extent a Converting Lender is purchasing 2019 Refinancing Term Loans in excess of its Initial Term Loans)) shall purchase 2019 Refinancing Term Loans from such Fronting Bank as directed by the Lead Arrangers in accordance with such Refinancing Lender’s commitment in respect of 2019 Refinancing Term Loans and as allocated by the Lead Arrangers.
Section 3. Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Amendment No. 1 Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein:
(a)this Agreement shall have been executed and delivered by the Borrowers, MVWC, the Administrative Agent, and Refinancing Lenders representing (x) 100% of the Refinancing Term Loan Commitments and (y) the Required Lenders;

(b)the Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 1 Effective Date (or such later date as the Administrative Agent reasonably agrees) all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date by the Administrative Agent that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(c)the Administrative Agent shall have received a (i) a certificate of the Borrowers dated as of the Amendment No. 1 Effective Date, which shall (A) certify the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance by MVWC and each Borrower of this Agreement, (B) identify by name and title and bear the signatures of the officers of MVWC and each Borrower authorized to sign this Agreement (or certify that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (C) contain appropriate attachments, including the Organization Documents of MVWC and each Borrower certified, if applicable, by the relevant authority of the jurisdiction of organization of such Person (or certify that the Organization Documents of such Person previously delivered to the Administrative Agent remain true and correct) and (ii) a good standing certificate (if relevant) as of a recent date for MVWC and each Borrower from its jurisdiction of organization;
(d)the Administrative Agent shall have received a Committed Loan Notice as required pursuant to Section 2.02 of the Existing Credit Agreement;
(e)(i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that (A) references to the “Closing Date” and the “Transactions” in Section 5.15 of the Existing Credit Agreement shall be deemed to mean the “Amendment No. 1 Effective Date” and the transactions contemplated by this Agreement, respectively and (B) the representation and warranty in Section 5.13 of the Credit Agreement shall apply to the written information furnished by or on behalf of a Loan Party to any Agent, Lead Arranger or Lender in connection with the transactions contemplated by this Agreement, and (ii) no Default shall exist or would result from the effectiveness of this Agreement and the consummation of the transactions contemplated by this Agreement;
(f)(i) the Administrative Agent shall have received, on behalf of the applicable Persons, all reasonable fees and other amounts due and payable to the Lead Arrangers and the Refinancing Lenders on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date, reimbursement or payment of all reasonable and documented or invoiced out-of- pocket costs and expenses required to be reimbursed or paid by the Borrowers in connection with this Agreement and (ii) prior to or substantially concurrently with effectiveness of this Agreement, the Borrowers shall have paid to the Administrative Agent in full all accrued and unpaid interest, fees and other amounts then due and payable in respect of the Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date;
(g)the Administrative Agent shall have received a written legal opinion from Kirkland & Ellis LLP, counsel to MVWC and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent; and
(h)the Administrative Agent shall have received a certificate dated as of the Amendment No. 1 Effective Date and executed by a Responsible Officer of the Borrower Representative as to the matters set forth in Section 3(e) above.
Section 4. Acknowledgment and Confirmation. MVWC and each of the Borrowers hereby confirm and agree, on behalf of each of the Loan Parties, with respect to each Loan Document to which such Loan Parties are party to, that (i) all of their obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Agreement and (ii) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Agreement, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and related guarantees.
Section 5. Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Lead Arrangers in connection with this Agreement.
Section 6. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.
Section 7. Entire Agreement. This Agreement, the Credit Agreement, as amended hereby, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof and thereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Loan Document and an Incremental Facility. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 1 Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Agreement is a “Loan Document” and an “Incremental Facility Amendment” in respect of Refinancing Term Loans, in each case as defined and described in the Credit Agreement, and the terms and provisions of the Credit Agreement relating to Loan Documents and Incremental Facility Amendments shall apply hereto.
Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.
Section 9. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions
Section 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of an originally signed counterpart of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

MARRIOTT OWNERSHIP RESORTS, INC., as the MVW Borrower
By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President and Treasurer

INTERVAL ACQUISITION CORP., as the ILG Borrower
By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Jeffrey C. Miller
Name: Jeffrey C. Miller
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Lender, a Fronting Bank and an Additional Bank
By:	/s/ Jeffrey C. Miller
Name: Jeffrey C. Miller
Title: Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

Exhibit A

Form of Refinancing Term Loan Commitment
Reference is made to Amendment No. 1 (the “Amendment Agreement”) to that certain Credit Agreement, dated as of August 31, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., as the MVW Borrower, Interval Acquisition Corp., as the ILG Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Lenders of Initial Term Loans

☐ 1. Cashless Settlement Option:
If you wish to consent to the Amendment Agreement and exchange (on a cashless basis) 100% (no partial amounts will be rolled) of the outstanding principal amount of your Initial Term Loans for 2019 Refinancing Term
Loans in an equal principal amount (or such lesser amount as allocated by the Lead Arrangers), please check this box.

☐ 2. Consent Only:
If you wish to consent to the Amendment Agreement and have 100% of the outstanding principal amount of your Initial Term Loans prepaid on the
Amendment No. 1 Effective Date please check this box. If you wish to purchase by assignment 2019 Refinancing Term Loans in an equal principal amount (or such lesser amount as allocated by the Lead Arrangers), please reach out to your JPMorgan salesperson.

[LENDER], as a Lender
By:
Name:
Title:

LENDER SIGNATURE PAGE TO AMENDMENT NO. 1, RELATING TO THE CREDIT AGREEMENT OF MARRIOTT OWNERSHIP RESORTS, INC.